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                                                                     EXHIBIT 4.1

SEE REVERSE FOR                                              CUSIP#  713760 20 5
CERTAIN DEFINITIONS

                        PERFORMANCE PRINTING CORPORATION

                             (A Texas Corporation)
                          2 Million Authorized Capital
              3,000,000 shares of Preferred Stock, $1.00 value ea.

 UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE
                             SHARE OF COMMON STOCK

This Certifies that




is the owner of                                                            Units

As described above, transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney, on surrender of the certificate properly endorsed.

        Each Unit consists of one (1) share of Performance Printing Corporation common stock $.01 par value (the "Common Stock") and one (1) Warrant, each Warrant to purchase one share of Common Stock for $7.50 per share at any time after the Warrants become separately tradable, but no later than ____, 1998, and before 5:00 p.m. Dallas, Texas time on ____, 2003 (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement dated as of ____, 1998 (the "Warrant Agreement") between the Company and Securities Transfer Corporation, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant agent at 16910 Dallas Parkway, Dallas, Texas 75248 and are available to any Warrant Holder on Written request without cost. The Warrant shall be void unless exercised before 5:00 p.m. Dallas, Texas time on the Expiration Date.

This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar of the Company.

The Warrants and the share of Common Stock of Performance Printing Corporation represented by this Certificate shall not be detachable and not separately tradable until _______ 1998 or such earlier date as shall be determined by First London Securities Representative of the several underwriters.

Dated

        COUNTERSIGNED AND REGISTERED;           PERFORMANCE PRINTING CORPORATION

        BY

                AUTHORIZED SIGNATURE            SECRETARY        PRESIDENT
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                        PERFORMANCE PRINTING CORPORATION

        The Corporation will furnish upon request and without charge to each stockholder the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock and series within a class of stock of the Corporation, as well as the qualifications, limitations and restrictions relating to those preferences and/or rights. A Stockholder may make the request to the Corporation or to its Transfer Agent and Registrar.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common                             UNIF GIFT MIN ACT -___________Custodian ____________
TEN ENT - as tenants by the entireties                                           (Cust)               (Minor)
JT TEN -  as joint tenants with right of                                      under Uniform Gifts to Minors
          survivorship and not as tenants                                     Act _____________________________
          in common                                                                          (State)

   Additional abbreviations may also be used though not in the above list.

    For value received, ___________ hereby sell, assign and transfer unto

        PLEASE INSERT SOCIAL SECURITY OR OTHER
        IDENTIFYING NUMBER OF ASSIGNEE
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  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

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                                                                 Units
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represented by the within Certificate, and do hereby irrevocably constitute and appoint
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Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated,
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
                 NOTICE:                                                    X
        THE SIGNATURE(S) TO THIS                                             --------------------------------------
        ASSIGNMENT MUST CORRE-                                                             (SIGNATURE)
        SPOND WITH THE NAME(S)
        AS WRITTEN UPON THE
        FACE OF THE CERTIFICATE
        IN EVERY PARTICULAR
        WITHOUT ALTERATION OR
        ENLARGEMENT OR ANY
        CHANGE WHATEVER.                                                    X
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                                                                                           (SIGNATURE)

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                                                                THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN "ELIGIBLE GUARANTOR
                                                                INSTITUTION" AS DEFINED IN RULE 17ad-15 UNDER THE SECURITIES
                                                                AND EXCHANGE ACT OF 1934 AS AMENDED
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                                                                SIGNATURE(S) GUARANTEED BY:
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